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                                                                  Exhibit 10.3.2

                            1992 AMENDMENT AGREEMENT

     [THE PORTIONS OF THIS EXHIBIT MARKED BY AN ASTERISK ARE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT.]

         This 1992 Amendment Agreement (this "Agreement") is deemed effective as of January ____, 1991 among State Street Boston Corporation, a Massachusetts bank holding company ("SSB"), State Street Bank and Trust Company, a Massachusetts corporation (the "Bank"), DST Systems, Inc., a Missouri corporation ("DST"), and Boston Financial Data Services, Inc., a Massachusetts corporation ("BFDS"), and joined in as to Sections 3.2 and 3.3 by Vantage Computer Systems, Inc., a Delaware corporation ("Vantage").

                                    RECITALS

         WHEREAS, SSB and DST have entered into the Joint Venture Agreement dated as of July 1, 1974 (said Joint Venture Agreement, as in effect on the date hereof, being hereinafter referred to as the "Joint Venture Agreement"), pursuant to which (i) SSB and DST agreed to undertake a joint business venture to provide, among other things, mutual fund transfer agency, recordkeeping and shareholder services and related services (said business being hereinafter referred to collectively as the "Business"), and (ii) BFDS was formed and designated as the vehicle to conduct the Business;

         WHEREAS, pursuant to the Joint Venture Agreement or in furtherance of the Business, the parties hereto and/or their affiliates have entered into related agreements, which include (i) The First Refusal Agreement dated as of July 1, 1974 between SSB and DST (said First Refusal Agreement, as in effect on the date hereof, being hereinafter referred to as the "First Refusal Agreement"), (ii) the Data-Processing Support Agreement dated as of July 1, 1974 between DST and BFDS pertaining to DST's computer system for investment company transfer agency, recordkeeping and related services (said Data-Processing Support Agreement, as in effect on the date hereof, being hereinafter referred to as the "Mutual Fund Data Processing Agreement"); (iii) the Data-Processing Support Agreement dated as of October 15, 1976 between DST and BFDS pertaining to data-processing support for corporate recordkeeping, data-processing and related services (said Data-Processing Support Agreement, as in effect on the date hereof, being hereinafter referred to as the "STS Data Processing Agreement"); (iv) the Service Agreement dated as of February 28, 1988 between Policyholder Service Corporation, a corporation affiliated with DST ("PSC") now styled as Vantage Computer Systems Inc., a Missouri corporation and BFDS pertaining to data-processing support for services related to certain life insurance and annuity products (said Service Agreement, as in effect on the date hereof, being hereinafter referred to as the "PSC Agreement"); (v) the Service Agreement dated as of July 1, 1974 between the Bank and BFDS (said Service Agreement, as in effect on the date hereof, being hereinafter referred to as the "Service Agreement"); (vi) the Preferred Stock Purchase Agreement dated as of September 19, 1986 among SSB, DST and BFDS (said Preferred Stock Purchase Agreement, as in effect on the date hereof, being hereinafter referred to as the "Preferred Stock Purchase Agreement"); and (vii) the Lease Agreement between Two Heritage Drive Associates and BFDS relating to the premises at Two Heritage Drive, North Quincy,

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Massachusetts (said Lease, as in effect on the date hereof, being hereinafter referred to as the "Lease"), each of the related agreements described in the foregoing clauses (i) through (vii) being hereinafter referred to individually as a "Related Agreement" and collectively as the "Related Agreements";

         WHEREAS, the parties have agreed to amend the Joint Venture Agreement and the Related Agreements.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


         1. DEFINITIONS. Capitalized terms used in the amendatory provisions hereof and not otherwise defined herein are used as defined in the agreement being amended thereby.

         2. AMENDMENTS TO THE JOINT VENTURE AGREEMENT. The Joint Venture Agreement is hereby amended, effective as of January 1, 1991, as follows:

         The second sentence of Section 3.3 is deleted in its entirety and replaced with the following sentence:

         Such lease shall be in the form attached hereto as Exhibit 1 or in such other form as SSB and DST may from time to time agree (the "Lease").

         Section 9 is amended by adding the following ten sentences:

         The intent of the parties is that DST will charge BFDS [*] for its [*]. DST agrees to cooperate with BFDS on any bids BFDS makes for any potential full-service clients. Excluding existing relationships with clients, DST cannot without the approval of State Street Boston Corporation sell its services or the TA2000(TM) System if the effect of such sale is to place tHE purchaser of such service and/or system into competition with BFDS or NFDS in the business of providing mutual find shareholder services; provided, however, that the restriction in this section shall not apply to any use by IFTC or any successor to IFTC whether by service agreement or by license of the DST TA2000(TM) System. State Street Boston Corporation agrees thAT State Street Bank shall not engage in any business in the United States which would cause it to directly compete with BFDS' mutual fund shareholder transfer agent or stock transfer businesses. This prohibition shall not apply to any mutual fund shareholder servicing or stock transfer business which State Street has offered to BFDS and which BFDS has declined to accept. In the event a BFDS client asks DST to quote remote user fees, prior to making such a quote, DST shall secure the approval of the Executive Committee of the BFDS Board of Directors. [*]. All services provided to the Corporation by DST and State Street Boston Corporation and its affiliates and agents shall be at least equal in quality and response time to services provided by them to any other person or entity. DST hereby agrees to make accurate and complete books and records relating to service, fees and levels of quality available for inspection by SSB and its accountants, at SSB's expense, upon not

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         less than five business days' prior notice to DST during DST's normal business hours, at the place where such books and records are regularly maintained. SSB hereby agrees that it shall cause the Bank to make accurate and complete books and records relating to fees payable under the Special Service Agreement dated as of January 1, 1991 between the Corporation and the Bank and relating to service, fees, and levels of quality available for inspection by DST and its accountants, at DST's expense, upon not less than five business days' prior notice to the Bank during the Bank's normal business hours, at the place where such books and records are regularly maintained.

         3. CONDITIONS PRECEDENT. The effectiveness of the amendments set forth in Section 2 hereof and the obligations of the parties to fulfill the covenants and agreements set forth in Section 5 hereof shall be subject to the fulfillment, to the satisfaction of SSB and DST, of the following conditions precedent:

                  3.1 SPECIAL SERVICE AGREEMENT. The special Service Agreement in the form of Exhibit 2 hereto shall have been duly authorized, executed and delivered by the Bank and BFDS and shall be in full force and effect.

                  3.2 PURCHASE AGREEMENT. The Purchase Agreement in the form of
         Exhibit 3 hereto shall have been duly authorized, executed and delivered by Vantage and BFDS and shall be in full force and effect. Vantage hereby agrees to comply with this Section 3.2.

                  3.3 PSC AGREEMENT. the PSC Agreement shall have been duly rescinded by PSC and BFDS, subject to transition of the purchased business pursuant to the Purchase Agreement. The documentation relating to such recision shall be satisfactory in form and substance to SSB and DST and shall be in full force and effect.

         4. REPRESENTATIONS AND WARRANTIES. Each party hereto and Vantage hereby represents and warrants to the other parties that:

                  4.1 AUTHORIZATION AND EXECUTION. Such party is a corporation duly organized, legally existing and in good standing under the laws of the state of its incorporation and has full corporate power and authority to enter into and perform its obligations under this Agreement and the other agreements to which it is or will become a party pursuant hereto. Each of this Agreement and the other agreements to which such party is or will become a party pursuant hereto has been duly authorized, executed and delivered by such party, and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditor's rights generally and subject to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

                  4.2 NO VIOLATION; APPROVALS. The execution and delivery by such party of this Agreement and the other agreements to which it is or will become a party pursuant

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         hereto does not, and the performance or observance by such party of the terms, conditions or provisions hereof or thereof will not (i) conflict with or violate any law, regulation or judicial or administrative order by which such party is bound, (ii) conflict with or violate its charter or by-laws, or (iii) conflict with, violate or result in the breach of any agreement or instrument by which such party or its properties is bound. No consent or approval of, giving of notice to, or taking any action in respect of or by, any Federal, state or local governmental authority or agency, or any other person, is required with respect to the execution, delivery and performance by such party of this Agreement or the other agreements to which it is or will become a party pursuant hereto, except such consents, approvals, notices and other actions which have been duly given, obtained or taken.

                  4.3 NO DEFAULTS. Such party is unaware of any material default or breach, or any event which, with the giving of notice, the passage of time, or both, would constitute a material default or breach, under the Joint Venture Agreement or the Related Agreements to which it is a party.

         5. COVENANTS AND AGREEMENTS. On and after the date hereof, so long as the Joint Venture Agreement remains in effect, each party hereto covenants that it will comply with such of the following provisions as are applicable to it:

                  5.1 [*].

                  5.2 NO RENT INCREASES UNTIL JULY 1, 1996. The Bank covenants to BFDS and DST that until July 1, 1996, it will not permit the lessor under the Lease to charge base rent in excess of $13.52 per square foot per annum. Operating costs shall be governed by the Lease. The Bank agrees that it shall provide BFDS notice of any rent increases one year prior to the renewal of the Lease.

                  5.3 FURTHER ASSURANCES. The parties hereto will cause to be done, executed, acknowledged and delivered all such further acts, conveyances and assurances as SSB or DST shall reasonably require for accomplishing the purposes of this Agreement and consummating the transactions contemplated hereby. Vantage hereby agrees to comply with this Section as it relates to the Purchase Agreement and the transactions contemplated thereby.

         6. EFFECTIVE DATE; CONTINUING EFFECT. The Amendments to the Joint Venture Agreement set forth in Section 2 hereof, and the amendments to certain Related Agreements set forth in Sections 2 through 3 hereof, shall be deemed for all purposes to have become effective on January 1, 1991. The Amendment to the Lease set forth in Section 2 hereof shall be effective on July 1, 1991. Except as specifically amended hereby, all of the terms and provisions of the Joint Venture Agreement and the Related Agreements shall remain unmodified and are hereby confirmed as continuing in full force and effect.

         7. COUNTERPARTS. This Agreement may be executed by the parties hereto in any

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number of counterparts, each of which when so executed shall be an original but which together shall constitute one document.

         8. HEADINGS. The headings in this Agreement are for convenience and reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         9. SAVINGS. This Agreement is the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior negotiations and agreements (written or oral) with respect thereto.

         10. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws (other than the conflicts of laws rules) of The Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the parties hereto and Vantage have each caused this Agreement to be duly executed and delivered by their respective duly authorized officers.


                                       STATE STREET BOSTON CORPORATION


                                       By  /s/ A. Edward Allinson
                                         --------------------------------------
                                       Title:


                                       STATE STREET BANK AND TRUST COMPANY


                                       By  /s/ A. Edward Allinson
                                         --------------------------------------
                                       Title:


                                       BOSTON FINANCIAL DATA SERVICES, INC.


                                       By  /s/ James S. Phalen
                                         --------------------------------------
                                       Title:  President


                                       DST SYSTEMS, INC.


                                       By  /s/ Thomas A. McCullough
                                         --------------------------------------
                                       Title:  Executive Vice President 2/6/92


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